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EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the following Registration Statements of dELiA*s Corp.: (a) Form S-1 (Registration No. 333-90435), (b) Form S-8 (Registration No. 333-53670), (c) Form S-3 (Registration No. 333-36300) (d) Form S-8 (Registration No. 333-91837), (e) Form S-3 (Registration No. 333-54430), (f) Form S-4 (Registration No. 333-44916), (g) Form S-3 (Registration No. 333-62354) and (h) Form S-8 (Registration No. 333-83508) of our report dated April 29, 2003 (except for the first paragraph of Note 10 and the third paragraph of Note 15, as to which the date is May 12, 2003), with respect to the consolidated financial statements of dELiA*s Corp. included in the Annual Report (Form 10-K) filed with the Securities and Exchange Commission for the fiscal year ended February 1, 2003.

ERNST & YOUNG LLP

New York, New York
May 14, 2003

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  EXHIBIT 23
CONSENT OF INDEPENDENT AUDITORS